Exhibit 99.1

AVANT Reports Fourth Quarter and Fiscal 2007 Financial Results

NEEDHAM, Mass.--(BUSINESS WIRE)--AVANT Immunotherapeutics, Inc. (Nasdaq: AVAN) today reported financial results for the fourth quarter and year ended December 31, 2007. AVANT reported a net loss of $5.3 million, or $0.07 per share, for the fourth quarter of 2007 compared to a net loss of $6.2 million, or $0.08 per share, for the fourth quarter of 2006. For the twelve months ended December 31, 2007, the net loss was $21.6 million, or $0.29 per share, compared with a net loss of $20.4 million, or $0.27 per share, for the twelve months of 2006. As discussed in more detail later in this release, the increase in net loss between the twelve-month periods was due to increased operating expenses and decreased investment and other income, offset partially by increased revenues. At December 31, 2007, AVANT reported cash and cash equivalents of $15.7 million.

On October 22, 2007, AVANT and Celldex Therapeutics, Inc., a privately held company, announced the signing of a definitive merger agreement. The merger will create a NASDAQ-listed, fully integrated and diversified biopharmaceutical company with a deep pipeline of product candidates addressing high-value indications including oncology and infectious and inflammatory diseases. The all-stock transaction, approved by both companies’ Boards of Directors, will combine the two companies under the name AVANT. Closing of the merger is contingent upon a vote of approval by AVANT’s current shareholders at a special meeting of shareholders scheduled for March 6, 2008.

“AVANT’s 2007 financial results are in line with our expectations and we are in position to execute on the business plan of the proposed combined company of AVANT and Celldex,” said Una S. Ryan, Ph.D., AVANT’s President and Chief Executive Officer. “We expect the merger with Celldex to close in March 2008. The result will be a promising biopharmaceutical company with a robust portfolio of immunotherapy-based product candidates in development for serious indications in significant markets.”

Other key events of 2007 included:

  Reported results from a placebo-controlled, double-blind Phase 1/2 clinical trial of AVANT’s single-dose, oral typhoid fever vaccine candidate, Ty800, under the sponsorship of the National Institutes of Health (NIH), showed the vaccine to be well tolerated and immunogenic, with over 90% of vaccinated subjects generating immune responses.
  Completed enrollment in an AVANT-sponsored randomized, placebo-controlled, double-blind Phase 2 study of Ty800. The out-patient, dose-ranging trial is evaluating two dose levels of the vaccine and results are expected in the first half of 2008.
  Filing of a Biologics License Application (BLA) for Rotarix® by AVANT’s partner, GlaxoSmithKline (GSK), was accepted for review by the U.S. Food and Drug Administration (FDA). AVANT’s agreement with an affiliate of Paul Royalty Fund (PRF) includes a $10 million milestone payment upon a Rotarix® product launch in 2008 in the United States. On February 20, 2008, the FDA’s vaccines advisory committee recommended Rotarix® for approval as safe and effective for stopping the leading cause of diarrhea in infants. While the FDA is not obligated to follow the advice of its advisory committee, it usually does. The FDA is expected to issue a decision on the approval of Rotarix® by April 3.
  Sponsorship by the National Institute of Allergy and Infectious Diseases (NIAID) of a Phase 1 study of AVANT’s investigational single-dose, oral vaccine designed to offer combined protection against both enterotoxigenic Escherichia coli (ETEC) and cholera. The trial is expected to start in the first half of 2008.
  Presented preclinical data demonstrating positive immunogenicity and lack of immune interference for an experimental single-dose, oral vaccine combining protection from three of the most important causes of severe enteric diseases: typhoid fever, ETEC and cholera.

Further Financial Highlights

The net loss for the fourth quarter of 2007 showed a decrease of $958,320 compared to the net loss for the same period in 2006. The decrease in net loss reflected an increase in revenues primarily due to increased product royalties from net sales on Rotarix®, offset by reduced levels of vaccine development work billable to DVC LLC (DVC) during the fourth quarter of 2007. In the fourth quarter of 2007, AVANT recognized $1,627,932 in Rotarix-related product royalty revenue, consisting of $890,324 related to PRF’s purchased interest in Rotarix net royalties and $737,608 related to royalty expense payable to Cincinnati Children’s Hospital Medical Center (CCH). Research and development (R&D) expenses in the fourth quarter of 2007 decreased $725,484 compared to R&D expenses in 2006. This decrease included $737,608 of royalty expense payable to CCH. General and Administrative (G&A) expenses increased $466,156 due primarily to an increase in professional services expenses incurred in connection with the proposed merger with Celldex. AVANT had lower investment income in 2007, primarily reflecting lower cash balances between periods.

The twelve-month results for 2007 reflect an increase in net loss of $1.3 million compared to the same period in 2006. This increase in net loss primarily reflected an increase in operating expense and a decrease in investment income, partially offset by an increase in revenue. Revenues for 2007 were $5.1 million compared with revenues of $4.9 million for 2006. The decrease in product development and licensing revenue in 2007 reflects a one-time milestone payment of $2.6 million recorded in the first quarter of 2006. In 2007, AVANT recognized $4.5 million in product royalty revenue consisting primarily of $2.3 million related to PRF’s purchased interest in Rotarix net royalties and $2 million related to royalty expense payable to CCH. In 2006, AVANT recognized $550,800 in product royalty revenue related to PRF’s purchased interests in Rotarix net royalties. The decrease in government contracts and grants revenue in 2007 compared to 2006 primarily reflects reduced levels of biodefense vaccine development work billable to DVC in 2007.

Increased operating expenses in fiscal 2007 primarily resulted from an increase in research and development expense of approximately $429,396. This was due primarily to restructuring charges of $765,204 recorded during the second quarter of 2007 and an increase in royalty expense. R&D expenses included $2,036,240 and $600,000 of royalty expense payable to CCH during the twelve-month periods ended December 31, 2007 and 2006, respectively. The increase in operating expenses was also due to higher G&A expenses, which are primarily due to higher professional services expenses incurred in connection with the proposed Celldex merger. AVANT had higher investment income in 2006 primarily reflecting higher cash balances between years.

Clinical Development Program Update

Preliminary results in the NIAID sponsored investigational double-blind, placebo-controlled Phase 1/2 in-patient dose-escalation clinical trial showed AVANT’s single-dose, oral Ty800 typhoid fever vaccine to be well tolerated and immunogenic, with over 90% of vaccinated subjects generating immune responses. Based on these excellent results, AVANT initiated a company-sponsored double-blind, placebo-controlled Phase 2 trial of Ty800 in approximately 180 healthy adult volunteers in July 2007. The Phase 2 study is an out-patient, dose-ranging clinical trial that will evaluate two dose levels of the Ty800 vaccine and will follow each subject for six months post-vaccination. Enrollment in the Phase 2 study was completed in late September 2007. AVANT expects to report results in the first half of 2008.

In 2005, AVANT and its partner, the International Vaccine Institute (IVI), announced the successful completion of a Phase 2 trial of CholeraGarde®, AVANT’s cholera vaccine, in Bangladesh where cholera is endemic. With support from the Gates Foundation, IVI is now planning to initiate further Phase 2 and Phase 3 studies of CholeraGarde beginning in the first half of 2008.

In early 2008, AVANT expects the NIAID to initiate a Phase 1 trial of its ETEC E. coli – cholera combination vaccine candidate. AVANT’s long-term goal is to develop a combination vaccine containing CholeraGarde, Ty800, S. paratyphi A and ETEC as a “super enteric vaccine” to address the travelers’ market.

Webcast and Conference Call

AVANT will host a conference call and live audio webcast at 11:00 AM ET on Wednesday, February 27, 2008 to discuss AVANT’s fourth quarter and fiscal 2007 financial results. To access the conference call, dial 888-713-4216 (within the U.S.), or 617-213-4868 (if calling from outside the U.S.). The passcode for participants is 90507438. An audio replay will be available approximately two hours after the call for approximately one week and can be accessed by dialing 888-286-8010 (within the U.S.), or 617-801-6888 (if calling from outside the U.S.). The passcode I.D. number is 96094569. The replay will also be broadcast via the Company’s website, www.avantimmune.com, after the live call. Additionally, a copy of this press release is available by contacting Investor Relations at (781) 433-0771.

About AVANT Immunotherapeutics, Inc.

AVANT Immunotherapeutics, Inc. is a Massachusetts-based NASDAQ-listed company discovering and developing innovative vaccines and therapeutics that harness the human immune system to prevent and treat disease. AVANT’s innovative bacterial vector delivery technologies with unique manufacturing and preservation processes offer the potential for a new generation of vaccines. AVANT has three commercialized products, including Rotarix® for the treatment of rotavirus and two human food safety vaccines for reducing salmonella infection in chickens and eggs. AVANT also has four product candidates in its development pipeline, an anti-inflammatory agent, TP10, and three candidates based on its oral, rapidly-protecting, single-dose and temperature-stable vaccine technology, including combination vaccines for travelers, the military and global health needs.

Additional information on AVANT Immunotherapeutics, Inc. can be obtained through our site on the World Wide Web: http://www.avantimmune.com.

Additional Information about the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger of AVANT and Celldex. In connection with the proposed merger, AVANT and Celldex have filed relevant materials with the Securities and Exchange Commission (SEC), including AVANT’s joint registration statement/proxy statement on Form S-4. SHAREHOLDERS OF AVANT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING AVANT’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain the documents free of charge at the SEC's web site, http://www.sec.gov.

Participants in the Solicitation

The directors and executive officers of AVANT and Celldex may be deemed to be participants in the solicitation of proxies from the holders of AVANT common stock in respect of the proposed transaction. Information about the directors and executive officers of AVANT is set forth in the proxy statement for AVANT’s most recent annual meeting of stockholders that is incorporated by reference into the Annual Report on Form 10-K, which was filed with the SEC on March 16, 2007. Investors may obtain additional information regarding the interest of AVANT and its directors and executive officers, and Celldex and its directors and executive officers in the proposed transaction by reading the proxy statement filed with the SEC.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements that may be identified by words such as "expectations," "remains," "focus," "expected," "prospective," "expanding," "building," "continue," "progress," “plan,” "efforts," "hope," "believe," "objectives," "opportunities," "will," "seek," and other expressions which are predictions of or indicate future events and trends and which do not constitute historical matters identify forward-looking statements. These statements also include statements regarding: (i) AVANT’s expectations regarding its restructuring and quarterly cash burn rate, (ii) AVANT’s expectations regarding the proposed merger with Celldex (iii) AVANT’s expectations of royalty payments from PRF related to Rotarix, (iv) AVANT’s expectations regarding its own sponsored double-blind, placebo-controlled Phase 2 dose-ranging trial of Ty800 and the NIH-sponsored Phase 1 trial of its ETEC Cholera vaccine candidate, and (v) statements made regarding AVANT’s goals for its programs and products. This release includes forward-looking statements that are subject to a variety of risks and uncertainties and reflect AVANT’s current views with respect to future events and financial performance. There are a number of important factors that could cause the actual future experience and results to differ materially from those expressed in any forward-looking statement made by AVANT.

Factors related to the proposed merger with Celldex include, but are not limited to: (i) costs related to the merger; (ii) failure of AVANT’s shareholders to approve the merger; (iii) AVANT’s or Celldex’s inability to satisfy the conditions of the merger; (iv) AVANT’s inability to maintain its NASDAQ listing; (v) the risk that AVANT’s and Celldex’s businesses will not be integrated successfully; (vi) the combined company’s inability to further identify, develop and achieve commercial success for new products and technologies; (vii) the possibility of merger-related delays in the research and development necessary to select drug development candidates and delays in clinical trials; (viii) the risk that clinical trials by the combined company may not result in marketable products; (ix) the risk that the combined company may be unable to successfully secure regulatory approval of and market its drug candidates; (x) the risks associated with reliance on outside financing to meet capital requirements; (xi) risks associated with Celldex’s new and uncertain technology and the development of competing technologies; and (xii) risks related to the combined company’s ability to protect its proprietary technologies and patent-infringement claim.

AVANT Reports Fourth Quarter and Fiscal 2007 Financial Results

Factors not related to the proposed merger with Celldex include, but are not limited to: (1) the ability to adapt AVANT’s vectoring systems to develop new, safe and effective orally administered vaccines against other disease causing agents; (2) the ability to successfully complete product research and further development, including animal, pre-clinical and clinical studies, and commercialization of CholeraGarde® (Peru-15), Ty800, ETEC Cholera vaccine, and other products and AVANT’s expectations regarding market growth; (3) the cost, timing, scope and results of ongoing safety and efficacy trials of CholeraGarde® (Peru-15), Ty800, ETEC Cholera vaccine and other preclinical and clinical testing; (4) the ability to negotiate strategic partnerships or other disposition transactions for AVANT’s cardiovascular programs, including TP10 and CETi; (5) the ability of AVANT to manage multiple clinical trials for a variety of product candidates; (6) AVANT’s expectations regarding its technological capabilities and expanding its focus to broader markets for vaccines; (7) AVANT’s ability to develop products through its collaborations; (8) changes in existing and potential relationships with corporate collaborators; (9) the availability, cost, delivery and quality of clinical and commercial grade materials produced at AVANT’s own manufacturing facility or supplied by contract manufacturers and partners; (10) the timing, cost and uncertainty of obtaining regulatory approvals; (11) the ability to develop and commercialize products before competitors that are superior to the alternatives developed by competitors; (12) the ability to retain certain members of management;(13) AVANT’s expectations regarding research and development expenses and general and administrative expenses; (14) AVANT’s expectations regarding cash balances, capital requirements, anticipated royalty payments (including those from PRF), revenues and expenses, including infrastructure expenses; (15) AVANT’s belief regarding the validity of its patents and potential litigation; and (16) certain other factors that might cause AVANT’s actual results to differ materially from those in the forward-looking statements including those set forth under the headings “Business,” “Risk Factors” and Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of AVANT’s Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q, as well as those described in AVANT’s other press releases and filings with the Securities and Exchange Commission, from time to time. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and we do not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

AVANT IMMUNOTHERAPEUTICS, INC.

CONSOLIDATED STATEMENTS
OF OPERATIONS DATA	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
REVENUE
Product Development and
Licensing Agreements	$6,427	$182,371	$125,039	$2,855,266
Government Contracts and Grants	49,938	167,285	491,345	1,408,434
Product Royalties	1,663,437	30,476	4,486,546	667,397

Total Revenue	1,719,802	380,132	5,102,930	4,931,097

OPERATING EXPENSE
Research and Development	4,111,982	4,837,466	18,495,788	18,066,392
General and Administrative	2,778,505	2,312,349	8,501,891	8,236,854
Amortization of Acquired Intangible Assets	240,068	248,776	960,212	995,110

Total Operating Expense	7,130,555	7,398,591	27,957,891	27,298,356

Operating Loss	(5,410,753)	(7,018,459)	(22,854,961)	(22,367,259)

Investment and Other Income, Net	156,998	554,384	1,096,200	2,113,327

Loss before Provision for Income Taxes	(5,253,755)	(6,464,075)	(21,758,761)	(20,253,932)

Provision for Income Taxes	-	(252,000)	(120,000)	120,000

Net Loss	$(5,253,755)	$(6,212,075)	$(21,638,761)	$(20,373,932)

Basic and Diluted Net Loss per
Common Share	$(0.07)	$(0.08)	$(0.29)	$(0.27)

Weighted Average Common
Shares Outstanding	75,188,066	74,334,722	75,186,046	74,216,450

CONDENSED CONSOLIDATED
BALANCE SHEETS			December 31,	December 31,
			2007	2006
ASSETS
Cash and Cash Equivalents			$15,657,980	$40,911,539
Other Current Assets			754,733	1,491,955
Property and Equipment, net			16,440,677	13,967,800
Intangible and Other Assets, net			4,795,025	5,108,248
Total Assets			$37,648,415	$61,479,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities			$9,833,165	$10,084,313
Long-Term Liabilities			46,858,861	49,234,249
Stockholders' Equity			(19,043,611)	2,160,980
Total Liabilities and Stockholders' Equity			$37,648,415	$61,479,542

CONTACT:
AVANT Immunotherapeutics, Inc.
Una S. Ryan, Ph.D., 781-433-0771
President and CEO
or
Avery W. Catlin, 781-433-0771
Chief Financial Officer
info@avantimmune.com
or
For Media:
Kureczka/Martin Associates
Joan Kureczka, 415-821-2413
jkureczka@comcast.net